Execution Version

trivago N.V.

American Depositary Shares representing
Class A shares, with a nominal value of €0.06 per share

EQUITY DISTRIBUTION AGREEMENT
May 3, 2021

Execution Version
May 3, 2021
To Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
trivago N.V., a Dutch public limited company (naamloze vennootschap) (the “Company”), proposes to issue and sell through Morgan Stanley & Co. LLC, as sales agent (the “Manager”), on the terms set forth in this equity distribution agreement (this “Agreement”), American Depositary Shares (“ADSs”), each representing a fully paid Class A share, with a nominal value of €0.06 per share (the “Shares”). The Shares in the form of ADSs shall be issued and delivered in the manner contemplated by this Agreement, and shall have an aggregate gross sales price of up to $75,000,000 (the “Sale ADSs”). The Class A shares, nominal value of €0.06 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Shares”.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333- 255378), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares (to be delivered in the form of ADSs), to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares (to be delivered in the form of ADSs), filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Manager in connection with the offering of the Shares (to be delivered in the form of ADSs). Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Manager in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without

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restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).
The Sale ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated December 15, 2016, among the Company, Deutsche Bank Trust Company Americas, as depositary, and owners and beneficial owners from time to time of the Sale ADSs.
1.Representations and Warranties. The Company represents and warrants to and agrees with the Manager that:
(a)Preliminary Prospectus. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus included in the General Disclosure Package (as defined below), at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no preliminary prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Manager expressly for use in any preliminary prospectus or Permitted Free Writing Prospectus.
(b)Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and, to the knowledge of the Company, no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
(c)At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), as of each time Shares (to be delivered in the form of ADSs) sold pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined below) and

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at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Shares (to be delivered in the form of ADSs) (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act;  the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act;  each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and  the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
(d)As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the Prospectus or in the General Disclosure Package.
(e)Free Writing Prospectus. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing

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prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Sale ADSs or until any earlier date that the Company notified or notifies the Manager, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Manager in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.
(f)Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the Manager to engage in Testing-the-Waters Communications. The Company reconfirms that the Manager has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act . “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.
(g)Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.
(h)No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the General

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Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the conversion of class B shares of the Company by the beneficial owners thereof, issuance of Class A Shares and/or ADSs upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material change in the short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(i)Organization of the Company. The Company has been duly incorporated and is currently validly existing as a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands. The Company is duly qualified to do business in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the this Agreement (a “Material Adverse Effect”).
(j)Organization and Good Standing of Subsidiaries. Each of the Company’s subsidiaries have been duly organized and are validly existing and in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct

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the businesses in which they are engaged, except where the failure to be so qualified or in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) or have such power or authority would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.
(k)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations or agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus,) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(l)Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to option agreements or stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized or ratified by all necessary company action, including, if applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) if applicable, each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company included in the Registration Statement, General Disclosure Package and Prospectus.

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(m)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.
(n)Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, mandatory provisions of law or by equitable principles relating to enforceability.
(o)Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) issuance by the Depositary of the Sale ADSs against the deposit of Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing the Sale ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such Sale ADSs and/or ADRs will be duly and validly issued and the persons in whose names the Sale ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs will conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.
(p)The Class A Shares. The Class A Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(q)The ADSs and the Shares. The Shares to be issued and sold by the Company hereunder in the form of ADSs have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid. The Sale ADSs and Shares, when issued and delivered as provided herein, will conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Sale ADSs and the Shares represented thereby is not subject to any preemptive or similar rights that have not been irrevocably waived. The Shares may be freely deposited with the Depositary against issuance of ADRs evidencing Sale ADSs; the Sale ADSs, when issued and delivered against payment thereof, will be freely transferable to or for the account of the Manager and (to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus) the initial

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purchasers thereof; and there are no restrictions on subsequent transfers of the Sale ADSs under the laws of the Netherlands or the United States.
(r)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) (other than with respect to the Company), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.
(s)No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance of the Shares and the issuance and sale of the Sale ADSs, the deposit of the Shares being deposited with the Depositary against issuance of the Sale ADSs and/or the ADRs evidencing the Sale ADSs, and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority to which the Company or any of its subsidiaries is subject, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.
(t)No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the issuance and sale of the Sale ADSs, the deposit of the Shares being deposited with the Depositary against issuance of the Sale ADSs to be delivered and/or the ADRs evidencing the Sale ADSs to be delivered and/or the ADRs evidencing the Sale ADSs to be delivered or the consummation of the transactions contemplated by this Agreement, except for (i) the

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registration of the Shares and the ADSs under the Securities Act and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the NASDAQ Global Market, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Sale ADSs by the Manager.
(u)Legal Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, would reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or to the knowledge of the Company, would reasonably be expected to be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; no such Actions are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.
(v)Independent Accountants. Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, who have audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(w)Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(x)Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems,

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procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where such failure to own or have the right to use any such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person in any respect, except where the unavailability to the Company of any such Intellectual Property of any such other person would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property that would reasonably be expected to have a material impact on the Company and its subsidiaries taken as a whole; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person in any material respect
(y)Data Security. (i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body and the Company is not aware of any pending or threatened action, suit or proceeding alleging non-compliance with any Data Security Obligation, except, in the case of clauses (i), (ii) and (iii), where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses except where failure to take such measures would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the

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operation of the Company’s and its subsidiaries’ businesses (“Breach”). The Company and its subsidiaries have not been notified in writing of, and have no knowledge of, any such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, in each case that would reasonably be expected to have a Material Adverse Effect.
(z)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.
(aa)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Sale ADSs and the application of the proceeds thereof received by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”)
(bb)    Registration Rights. Other than as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(cc)    Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a material impact on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries have paid all federal, state, local and foreign income and other taxes and filed all income and other tax returns required to be paid or filed through the date hereof, in each case, except with respect to matters contested in good faith or for which adequate reserves are reflected, in accordance with generally accepted accounting principles, in the Company’s financial statements; and (ii) except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is no income or other material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
(dd)    Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in

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each of the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ee)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected have a Material Adverse Effect.
(ff)    Certain Environmental Matters. Except in all cases where such violation, claim, request, notice, proceeding, investigation or material capital expenditure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) neither the Company nor any of its subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor any of its subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws and (D) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties).
(gg)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company and to ensure that information that will be required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that

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such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.
(hh)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Supervisory Board of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(ii)    XBRL. The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto
(jj)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost in light of

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conditions in the markets for insurance of the nature sought by the Company from similar insurers as may be necessary to continue its business in all material respects.
(kk)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries or any agent, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used, nor will use, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken, nor will make or take, an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated, will violate, or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken, nor will make, offer, agree, request or take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and affiliates have conducted their businesses in compliance, in all material respects, with the Anti-Corruption Laws and have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with Anti-Corruption Laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.
(ll)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(mm)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, or any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is, or is owned or controlled by one or more Persons that are, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury of the United Kingdom (“HMT”) or other applicable sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject or the target of Sanctions (as of the Closing Date, including Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”)); and the Company will not directly or indirectly use the proceeds of the offering of the Sale ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner, in each case that will result in a violation by any person (including any person participating in the transaction, whether as manager, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of applicable Sanctions.
(nn)    No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not result in a Material Adverse Effect, no subsidiary of the Company is currently prohibited (except as may be limited by applicable laws of the jurisdictions of such subsidiary’s incorporation or formation), directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(oo)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

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(pp)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(qq)    Margin Rules. Neither the issuance of the Shares, nor the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ss)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(tt)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.
(uu)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(vv)    No Ratings. On the date of this Agreement, neither the Company nor any of its subsidiaries had any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(ww)    Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Manager by the government of the Netherlands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Manager and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Manager in the Netherlands, the United States, Germany or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this

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Agreement, (B) the issuance and delivery of the Sale ADSs in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Manager of the Shares as contemplated herein and in the Prospectus.
(xx)    No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Dutch, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 18(d) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.
(yy)    Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended.
(zz)    Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, including with respect to sanctions and measures pursuant to European Union regulations, under the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, such as the Anti-Boycott Regulation (Council Regulation (EC) No. 2271/96 of November 22, 1996) and European Anti-Money Laundering Directives, as implemented in the Netherlands in the Money Laundering and Terrorist Financing Prevention Act (Wet ter voorkoming van witwassen en financieren van terrorisme) and the Dutch Criminal Code (Wetboek van Strafrecht), no approvals are currently required in the Netherlands in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of the Netherlands and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the Netherlands subject to the foregoing restrictions with respect to sanctions and measures pursuant to European Union regulations, under the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, such as the Anti-Boycott Regulation (Council Regulation (EC) No. 2271/96 of November 22, 1996) and European Anti-Money Laundering Directives, as implemented in the Netherlands in the Money Laundering and Terrorist Financing

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Prevention Act (Wet ter voorkoming van witwassen en financieren van terrorisme) and the Dutch Criminal Code (Wetboek van Strafrecht), and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus in the relevant section under the caption “Material Netherlands tax considerations” (taking into consideration the introductory statements under the caption “General” of such section), no such payments made to the holders thereof or therein who are non-residents of the Netherlands will be subject to income, withholding or other taxes under laws and regulations of the Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Netherlands or any political subdivision or taxing authority thereof or therein.
(aaa)    Legal Action. A holder of the Shares and the Manager are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Netherlands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.
(bbb)    Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
2.Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may from time to time seek to sell Shares in the form of ADSs through the Manager, acting as sales agent as follows:
(a)The Company may submit its orders to the Manager by telephone (including any price, time or size limits, (which shall not be greater than the lesser of (i) the amount of available issuances under the currently effective Basic Prospectus and the Prospectus Supplement, (ii) the number of Class A Shares that the Company's management board is authorized to issue by the Company's general meeting of shareholders and (iii) the number of Class A Shares issuable under the authorized share capital included in the Company's articles of association), or other customary parameters or conditions) to sell Shares in the form of ADSs on any Trading Day (as defined herein), which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the NASDAQ Global Select Market (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time. The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Company’s Shares sold by the Manager under this Section 2 on the NASDAQ at the time of sale of such Shares The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Company’s Shares sold by the Manager under this Section 2 on the NASDAQ at the time of sale of such Shares.

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(b)Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell the Sale ADSs and with respect to which the Manager has agreed to act as sales agent. The Company acknowledges and agrees that  there can be no assurance that the Manager will be successful in selling the Sale ADSs,  the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell the Sale ADSs for any reason and  the Manager shall be under no obligation to purchase the Sale ADSs on a principal basis pursuant to this Agreement unless and except as otherwise specifically agreed by the Manager and the Company.
(c)The Company shall not authorize the issuance and sale of, and the Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above (which, in any event, for any Share shall not be lower than the nominal value of one Class A Share). In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(d)The Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which the Sale ADSs are sold under this Agreement setting forth the amount of the Sale ADSs sold on such day,  the gross proceeds received from such sale and  the commission payable by the Company to the Manager with respect to such sales.
(e)At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the ADSs on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.
(f)Notwithstanding any other provision of this Agreement, the Company and the Manager agree that no sales of the ADSs shall take place, the Company shall not request the sales of any Sale ADSs that would be sold and the Manager shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as from time to time in effect, would prohibit the purchase or sale of Class A Shares by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.
3.Fee. (a) The compensation to the Manager for sales of the Sale ADSs with respect to which the Manager acts as sales agent hereunder shall be equal to 2% of the gross proceeds from the sale of the Sale ADSs sold pursuant to this Agreement.

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(b)    If this Agreement is terminated by the Company in accordance with the provisions of Section 10 and, at the time of the Company’s notice of termination, the aggregate compensation paid to the Manager under Section 2(a) above from the sale of the Sale ADSs pursuant to this Agreement is less than the total out of pocket expenses incurred by the Manager incurred by it in connection with the offering contemplated by this Agreement, the Company shall upon documentation reasonably satisfactory to the Company thereof, reimburse the Manager for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Manager, incurred by it in connection with the offering contemplated by this Agreement.
4.Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day following the date on which those Shares are sold pursuant to this Agreement (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager after either (i) payment of the net proceeds from the sale of such Shares to the Company or (ii) confirmation from the Manager that it holds the net proceeds for the Company and on the Company's behalf as its agent pending payment to the Company. On each Settlement Date, payment for the Shares (to be delivered in the form of ADSs) to be sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against delivery to the Manager of the ADSs and/or the American Depositary Receipts (“ADRs”) evidencing ADSs to be purchased on the Settlement Date in definitive form registered in such names and in such denominations as the Manager shall request in writing, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company and. Delivery of the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Sale ADSs on any Settlement Date, the Company shall hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.
5.Conditions to the Manager’s Obligations. The obligations of the Manager are subject to the following conditions:
(a)Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:
(i)no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

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(ii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Manager’s judgment in consultation with the Company, is material and adverse and that makes it, in the Manager’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
(b)The Manager shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that  the representations and warranties of the Company contained in this Agreement are true and correct as of such date;  the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date;  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission;  the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied;  as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and  as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the General Disclosure Package.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)The Manager shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Manager, an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, outside counsel for the Company, in form and substance satisfactory to the Manager.
(d)The Manager shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Manager, an opinion of

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NautaDutilh, Dutch counsel for the Company, in form and substance satisfactory to the Manager.
(e)The Manager shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Manager, an opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Manager, dated such date, in form and substance satisfactory to the Manager.
The opinions of counsel for the Company described in Section 5(c) and Section 5(d) above shall be rendered to the Manager at the request of the Company and shall so state therein.
(f)The Manager shall have received on each date specified in Section 6(o), a letter dated such date in form and substance satisfactory to the Manager, from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent public accountants for the Company,  confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board,  stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and  updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.
(g)The Manager shall have received on the date of this Agreement and on each date specified in Section 6(o), a Chief Financial Officer certificate in form and substance satisfactory to the Manager, from the Chief Financial Officer of the Company with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information.
(h)All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(i)The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.
(j)The Class A Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
6.Covenants of the Company. The Company covenants with the Manager as follows:

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(a)To furnish to the Manager copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Manager may from time to time reasonably request. In case the Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Manager, and at its own expense, the Company shall prepare and deliver to the Manager as many copies as the Manager may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.
(b)Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects (other than any prospectus supplement relating to the offering of Shelf Securities other than the Class A Shares). To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects. Not to take any action that would result in the Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.
(c)To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 6-K, and in its annual reports on Form 20-F, a summary detailing, for the relevant reporting period, the number of Shares sold through the Manager pursuant to this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Manager with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).
(d)To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis

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and Retrieval system or any successor system thereto) to the Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Manager and, at the Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.
(e)During the Delivery Period to advise the Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission to amend or supplement the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.
(f)If, after the date hereof and during the Delivery Period, either  any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or  for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Manager by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Manager as many copies as the Manager may reasonably request of such amendment or supplement.
(g)To endeavor to qualify the Sale ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Sale ADSs so long as the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Sale ADSs); and to promptly advise the Manager of the receipt of any notification with respect to the suspension of the qualification of the Sale ADSs for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(h)To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of

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this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Sale ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Sales ADSs (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, in the quantities hereinabove specified,  all costs and expenses related to the transfer and delivery of the Sales ADSs, including any transfer or other documentary taxes payable thereon, the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Sale ADSs under state securities laws and all expenses in connection with the qualification of the Sale ADSs for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, expenses of the Manager if, and to the extent reimbursable pursuant to Section 3(b), all costs and expenses incident to listing the Shares on the Exchange the costs and charges of any transfer agent, registrar or depositary, and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3(b) and Section 8, the Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers the Manager may make.
(j)If the third anniversary of the initial effective date of the Registration Statement occurs before all the Sale ADSs have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Sale ADSs to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).
(k)To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.
(l)Upon commencement of the offering of the Sale ADSs under this Agreement and thereafter, during any period when sales hereunder have not been suspended, at each time that  the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf

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Securities other than the Shares) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 6-K, unless the Manager shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(m)On each Representation Date, the Company shall cause to be furnished to the Manager, dated as of such date, in form and substance satisfactory to the Manager, the written opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(n)On each Representation Date, Goodwin Procter LLP, counsel to the Manager, shall furnish to the Manager a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Manager.
With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion and negative assurance letter for dates subsequent to the commencement of the offering of the Sale ADSs under this Agreement such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion and negative assurance letter delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).
(o)Upon commencement of the offering of the Sale ADSs under this Agreement (and upon the recommencement of the offering of the Sale ADSs under this Agreement following the termination of a suspension of sales hereunder) and each time that  the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, the Company files an annual report on Form 20-F or interim financial report on Form 6-K, there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, or there is filed with the Commission any document (other than an annual report on Form 20-F or quarterly report on Form 6-K) incorporated by reference into the Prospectus which contains additional or amended financial information or on such other dates as may be reasonably requested by the Manager, Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent public accountants of the Company, shall deliver to the Manager the comfort letter(s) described in Section 5(f).

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(p)To comply with the Due Diligence Protocol attached hereto on Schedule III and any other due diligence review or call reasonably requested by the Manager.
(q)To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.
(r)That it consents to the Manager trading, in compliance with applicable law, in the ADSs for the Manager’s own account and for the account of its clients at the same time as sales of the Sale ADSs occur pursuant to this Agreement.
(s)That each acceptance by the Company of an offer to purchase the Sale ADSs hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Sale ADSs relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Sale ADSs).
(t)Prior to instructing the Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Manager), at least one member of the Company’s management board, such person being either the chief executive officer or the chief financial officer (the “Management Board Representative”) shall have approved the minimum price and maximum number of Shares to be sold on such day and shall have provided to the Company an authorizing resolution, approving such price and number. The instructions provided to the Manager by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.
(u)Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Class A Shares or securities convertible into or exchangeable or exercisable for the Class A Shares or warrants or other rights to purchase the Class A Shares or any other securities of the Company that are substantially similar to the Class A Shares or permit the registration under the Securities Act of any Class A Shares, except for the registration of the Shares and the sales through the Manager pursuant to this Agreement, any Class A Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, any Class A Shares issued or options to purchase Class A Shares granted pursuant to existing employee benefit plans of the Company or any Class A Shares issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without in each case giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such

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proposed sale and the Manager suspending activity under this program for such period of time as requested by the Company.
(v)The Company shall pay, and shall indemnify and hold the Manager harmless against, any stamp, issue, registration, documentary, sales or other similar documentary taxes or duties imposed under the laws of the Netherlands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Sale ADSs to the Manager or purchasers procured by the Manager, or (iv) the resale and delivery of the Sale ADSs by the Manager in the manner contemplated herein.
(w)All sums payable by the Company to the Manager under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties imposed under the laws of the Netherlands or any political sub-division or taxing authority thereof or therein, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by the Manager of the full amount that would have been received had no deduction or withholding been made. However no additional amounts will be payable with respect to taxes that would not have been imposed but for (i) an existing connection between the Manager and the taxing jurisdiction (other than a connection arising solely as a result of the offering) or (ii) failure to provide, upon request from the Company, certifications regarding the Manager’s identity to the extent required under the tax law of the taxing jurisdiction to reduce or eliminate the withholding.
(x)All sums payable to the Manager shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Manager, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax not otherwise recoverable by the Manager, subject to provision of a valid VAT invoice.
(y)The Shares will, on each Settlement Date, be deposited with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the Sale ADSs will be issued by the Depositary against receipt of such Shares and Sale ADSs and/or ADRs evidencing the sale ADSs delivered to the Manager at the Settlement Date.
7.Covenants of the Manager. The Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager.
8.Indemnity and Contribution. The Company agrees to indemnify and hold harmless the Manager, each person, if any, who controls the Manager within the meaning

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of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or any Testing-the Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Manager furnished to the Company in writing by the Manager expressly for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in paragraph (b) below.
9.The Manager agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to information relating to the Manager furnished to the Company in writing by, or on behalf of the Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.
(a)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or

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potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(b)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Sale ADSs or if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other hand, in connection with the offering of the Sale ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of Sale ADSs (before deducting expenses) received by the Company bear to the total commissions received by the Manager. The relative fault of the Company, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a

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material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(c)The Company and the Manager agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Sale ADSs sold by it were offered to the public exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(d)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Manager, any person controlling the Manager or any affiliate of the Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Sale ADSs.
10.Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
11.Termination. (a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that  with respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and  the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)    The Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that  with

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respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)    This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Sale ADSs, such sale shall settle in accordance with the provisions of Section 4.
12.Entire Agreement.  (a)    This Agreement represents the entire agreement and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Sale ADSs.
(b)    The Company acknowledges that in connection with the offering of the Sale ADSs:  the Manager has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person,  the Manager owes the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any,  the Manager may have interests that differ from those of the Company, and (iv) none of the activities of the Manager in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Manager with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Sale ADSs.
13.Recognition of the U.S. Special Resolution Regimes. (a)    In the event that the Manager is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b)    In the event that the Manager is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
14.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, email (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
15.Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
16.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
17.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department); and if to the Company shall be delivered, mailed or sent to it at Kesselstraße 5 - 7, 40221 Düsseldorf, Federal Republic of Germany, Attention: Legal (with concurrent transmission of a PDF scan by email to legal@trivago.com).
18.Submission to Jurisdiction; Appointment of Agents for Service. (a)    The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”)

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over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Sale ADSs (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
(b)    The Company hereby irrevocably appoints Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its authorized agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such authorized agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
19.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Manager could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Manager or any person controlling the Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Manager or controlling person of any sum in such other currency, and only to the extent that the Manager or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Manager or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Manager or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Manager or controlling person hereunder, the Manager or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Manager or controlling person hereunder.
20.Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of the Manager or taken into account as a receipt in computing

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the taxable income of that Manager (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Manager under this Agreement shall be increased to such sum as will ensure that the Manager shall be left with the sum it would have had in the absence of such tax.
[Signature page follows]

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Very truly yours, trivago N.V.
By:	/s/ Matthias Tillmann
	Name:	Matthias Tillmann
	Title:	Chief Financial Officer

Accepted as of the date first written above MORGAN STANLEY & CO. LLC
By:	/s/ Daniel Tay
Name: Daniel Tay
Title: Executive Director

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SCHEDULE I
Permitted Free Writing Prospectuses

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SCHEDULE II
Transactions subject to Sanctions
[Company to provide, if any]

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SCHEDULE III
Due Diligence Protocol
Set forth below are guidelines for use by the Company and the Manager in connection with the Manager’s continuous due diligence efforts in connection with the sale and distribution of the Sale ADSs pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is in possession of material non-public information with respect to the Company.
1.    On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n) and (o) of the Agreement, the Manager expects to conduct a bring down due diligence call with the appropriate business, financial and legal representatives of the Company.
2.    In the event that the Company requests the Manager to sell on any one Trading Day an amount of the Sale ADSs that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s Class A Shares, the Manager expects to conduct a due diligence bring down call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.
The foregoing is an expression of current intent only, and shall not in any manner limit the Manager’s rights under the Agreement, including the Manager’s right to require such additional due diligence procedures as the Manager may reasonably request pursuant to the Agreement.

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Exhibit A
[Morgan Stanley & Co. LLC Letterhead]
[_______], 20[__]
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Attention: [_______]
VIA ELECTRONIC MAIL
TRANSACTION CONFIRMATION
Dear [_______]:
This Confirmation sets forth the terms of the agreement of Morgan Stanley & Co. LLC (the “Manager”) with [NAME OF ISSUER] (the “Company”) relating to [the sale of shares of the Company’s Class A Shares, par value $[•] per share, having an aggregate gross sales price of up to $[•]][the issuance and sale of up to [_______] shares of the Company’s Class A Shares, par value $[•] per share,] pursuant to the Equity Distribution Agreement between the Company and the Manager, dated [_______], 20[__] (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.
By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares in the form of ADSs to be sold][Aggregate Gross Price of Shares the form of ADSs to be sold]:
Minimum price at which Shares may be sold:
Date(s) on which Shares may be sold:
Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [_] a.m./p.m. (New York time) on [the date hereof [_____], 20[__]].

Execution Version
The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.
If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, MORGAN STANLEY & CO. LLC
By:
Name:
Title:

ACCEPTED as of the date first above written [NAME OF ISSUER]
By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]

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